As filed with the Securities and Exchange Commission on November 6, 2014.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BOULDER BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-2949397
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 Pearl Street, Suite 300 Boulder, Colorado	80302
(Address of Principal Executive Offices)	(Zip Code)

Smart Balance, Inc. 2012 Inducement Award Plan
(Full title of the plans)

 Norman Matar, Esq.
Executive Vice President, General Counsel and Secretary
1600 Pearl Street, Suite 300
Boulder, Colorado 80302
(Name and address of agent for service)

(303) 652-0521 (Telephone number, including area code, of agent for service)

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (4)
Common Stock, par value $0.0001 per share	2,000,000	$8.71	$17,420,000	$2,025

(1)
This Form S-8 Registration Statement relates to 2,000,000 additional shares of common stock of Boulder Brands, Inc., par value $0.0001 per share, which may be offered under the Smart Balance, Inc. 2012 Inducement Award Plan (the “Inducement Award Plan”).

(2)
In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover additional Common Stock that may become issuable under the applicable plan by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration that results in an increase in the number of the Registrant’s outstanding Common Stock.

(3)
Pursuant to Rules 457(c) and 457(h) under the Securities Act, the registration fee for the shares covered by this Registration Statement has been calculated based the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Market on November 3, 2014.

(4)
Pursuant to General Instruction E to Form S-8, a registration fee is only being paid with respect to the registration of additional securities available for distribution under the Inducement Award Plan.

EXPLANATORY NOTE

On November 7, 2012, Boulder Brands, Inc. (formerly known as Smart Balance, Inc.) (the “Registrant”) filed a registration statement on Form S-8 (File No. 333-184801) (“2012 Form S-8”) registering a total of 1,300,000 shares of the Registrant’s common stock for issuance under the Inducement Award Plan.  The Compensation Committee of the Board of Directors of the Registrant recommended for approval and, on December 18, 2013, the Board of Directors of the Registrant approved, an amendment to the Inducement Award Plan in connection with the acquisition of Phil's Fresh Foods, LLC, owner of EVOL Foods, on December 23, 2013 that increased the number of shares available under the plan by 2,000,000.

Pursuant to General Instruction E of Form S-8 under the Securities Act, 2,000,000 additional shares of the Registrant’s common stock are hereby registered for issuance, as authorized by the Inducement Award Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The Registrant hereby incorporates by reference into this Registration Statement, pursuant to General Instruction E to Form S-8, the contents of the 2012 Form S-8.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which were filed by the Registrant with the SEC, are incorporated by reference in this Registration Statement:

1.
The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2013 as filed on February 27, 2014, the  quarterly report on Form 10-Q for the quarter ended March 31, 2014 as filed on May 8, 2014, the  quarterly report on Form 10-Q for the quarter ended June 30, 2014 as filed on August 7, 2014, and the  quarterly report on Form 10-Q for the quarter ended September 30, 2014 as filed on November 6, 2014;

2.	The Registrant’s current reports on Form 8-K dated February 27, 2014, May 23, 2014, and July 31, 2014.

3.	The Registrant’s definitive proxy statement dated April 7, 2014 for our annual meeting of stockholders held on May 22, 2014; and

4.
The Registrant’s description of common stock which is contained in the registration statement on Form 8-A filed on July 16, 2007 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including amendments or reports filed for the purpose of updating that description.

Additionally, except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

 Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 8. EXHIBITS.

Exhibit Number	Description of Exhibit
4.1	Restated Certificate of Incorporation of Smart Balance, Inc. (filed as Exhibit 4.1 to Smart Balance, Inc.’s Current Report on Form 8-K filed on May 25, 2007, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of Smart Balance, Inc. (filed as Exhibit 3.1 to Smart Balance, Inc.’s Current Report on Form 8-K filed on September 29, 2011 and incorporated herein by reference).

4.3*	Smart Balance, Inc. 2012 Inducement Award Plan and Amendment 1 thereto.

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding the legality of the securities being registered.

23.1*	Consent of EKS&H LLLP, Independent Registered Public Accounting Firm

23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado on the 6th day of November, 2014.

BOULDER BRANDS, INC.
By: /s/ Christine Sacco
Christine Sacco
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint Stephen B. Hughes, Norman Matar and Christine Sacco, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement, and any or all amendments (including post-effective amendments) to said Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Steven B. Hughes	Chairman of the Board, Chief Executive Officer	5/22/2014
Steven B. Hughes	and Director (Principal Executive Officer)

/s/ Christine Sacco	Chief Financial Officer	5/22/2014
Christine Sacco	(Principal Financial Officer)

/s/ Christina Calabrese	Chief Accounting Officer	5/22/2014
Christina Calabrese	(Principal Accounting Officer)

/s/ R. Dean Hollis	Director	5/22/2014
R. Dean Hollis

/s/ Benjamin D. Chereskin	Director	5/22/2014
Benjamin D. Chereskin

/s/ Gerald J. Laber	Director	5/22/2014
Gerald J. Laber

/s/ James B. Leighton	Director	5/22/2014
James B. Leighton

/s/ James E. Lewis	Director	5/22/2014
James E. Lewis

/s/ Thomas K. McInerney	Director	5/22/2014
Thomas K. McInerney

Index to Exhibits
Exhibit Number	Description of Exhibit
4.1	Restated Certificate of Incorporation of Smart Balance, Inc. (filed as Exhibit 4.1 to Smart Balance, Inc.’s Current Report on Form 8-K filed on May 25, 2007, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of Smart Balance, Inc. (filed as Exhibit 3.1 to Smart Balance, Inc.’s Current Report on Form 8-K filed on September 29, 2011 and incorporated herein by reference).

4.3*	Smart Balance, Inc. 2012 Inducement Award Plan and Amendment 1 thereto.

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding the legality of the securities being registered.

23.1*	Consent of EKS&H LLLP, Independent Registered Public Accounting Firm

23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*Filed herewith